Exhibit 4.2

A-MAX TECHNOLOGY LIMITED

Matter	: 383820			Issued to:
Type of Share	: Ordinary		:
Certificate No.	:	Date of Record	:
No. of Shares	:	Transfer to cert. #	:
Amount Paid	:	No. of Shares	:
Par Value	: US$0.00002	Transfer Date	:

Incorporated in Bermuda

A-MAX TECHNOLOGY LIMITED

This is to certify that

is/are the registered shareholders of:

No. of Shares	Type of Share	Par Value

Date of Record	Certificate Number	% Paid

The above shares are subject to the Memorandum of Association and Bye-Laws of the Company and transferable in accordance therewith.

Given under the Common Seal of the Company

Director	Director / Secretary

[on the back of share certificate]

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY US STATE SECURITIES LAWS, AND MAY BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED.